UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 25, 2011

CASCADE BANCORP
(Exact name of registrant as specified in its charter)

Oregon	0-23322	93-1034484
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 NW Wall Street
Bend, Oregon 97701
(Address of principal executive offices)
(Zip Code)

(541) 385-6205
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K file is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07    Submission of Matters to a Vote of Security Holders.

                On April 25, 2011, Cascade Bancorp (the “Company”) held its 2010 Annual Meeting of Shareholders.  Five proposals were submitted to and approved by the Company’s shareholders.  The holders of 44,123,715 shares of common stock, 93.76% of the outstanding shares entitled to vote as of the record date, which constituted a quorum, were represented at the meeting in person or by proxy.  The proposals are described in detail in the Company’s Proxy Statement that was filed with the Securities and Exchange Commission on March 15, 2011.  The final results were as follows:

Proposal 1.  The election of 10 directors to the Board of Directors:

		% of		% of
		shares		shares
	# of Votes	present	# of Votes	present
Jerol E. Andres	42,783,219	99.84%	72,903	0.16%
Henry H. Hewitt	42,842,782	99.97%	13,340	0.03%
Gary L. Hoffman	42,781,756	99.83%	74,366	0.17%
Judith A. Johansen	42,804,700	99.88%	51,422	0.12%
Patricia L. Moss	42,823,192	99.93%	32,930	0.07%
Ryan R. Patrick	42,786,377	99.84%	69,745	0.16%
Thomas M. Wells	42,839,681	99.96%	16,441	0.04%
Chris Casciato	42,843,523	99.97%	12,599	0.03%
Michael Connolly	42,844,168	99.97%	11,954	0.03%
James B. Lockhart III	42,843,242	99.97%	12,880	0.03%

Proposal 2.      To approve an amendment to the 2008 Performance Incentive Plan (the “Plan”) increasing the number of shares of stock reserved for issuance under the Plan from 1,000,000 to 6,000,000:

For	Against	Abstain	Broker Non-Vote
42,731,842	111,764	12,516	1,267,593

Proposal 3.      To ratify the appointment of Delap LLP as the Company’s independent auditors for 2011:

For	Against	Abstain	Broker Non-Vote
44,057,032	65,048	1,635	-

Proposal 4.      To approve, on an advisory basis, the Company’s executive compensation:

For	Against	Abstain	Broker Non-Vote
42,805,253	45,733	5,136	1,267,593

Proposal 5.      Advisory vote on whether the advisory vote on executive compensation should be held every one, two or three years:

1 Year	2 Years	3 Years	Abstain
42,160,827	18,560	656,029	20,706

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASCADE BANCORP

By:	/s/ Gregory D. Newton
Gregory D. Newton
Executive Vice President & Chief Financial Officer

Date: May 3, 2011